As filed with the Securities and Exchange Commission on February 11, 2000



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 February 8, 2000




                         COOPER TIRE & RUBBER COMPANY
            (Exact name of registrant as specified in its charter)


           DELAWARE                 1-4329                    34-4297750
        (State or other          (Commission               (I.R.S. employer
         jurisdiction of         File Number)            identification no.)
         incorporation)


                  Lima and Western Avenues, Findlay, Ohio 45840
                    (Address of principal executive offices)
                                  (Zip Code)


                                (419) 423-1321
              (Registrant's telephone number, including area code)


                    The Exhibit Index is located at page 3.

Item 5.  Other Events
------   ------------

Patrick W. Rooney, chairman of the board and chief executive officer of Cooper Tire & Rubber Company, has announced his intention to retire as of June 3, 2000. Thomas A. Dattilo, currently president and chief operating officer of the Company, will succeed Mr. Rooney as chairman of the board, president and chief executive officer as of April 28, 2000.

Additional information concerning Mr. Rooney's retirement and his succession by Mr. Dattilo may be obtained from the Company's press release issued February 8, 2000, which is hereby incorporated by reference and included as
Exhibit 99 of this report on Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
------   ------------------------------------------------------------------

 (c)     Exhibits.  The following exhibit is filed herewith:


         Exhibit No.                     Description
         -----------                     -----------

            99           Cooper Tire & Rubber Company press release issued
                         February 8, 2000








                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COOPER TIRE & RUBBER COMPANY


                                        By: /S/ Eileen B. White
                                            ----------------------
                                            Corporate Controller
                                            (Principal Accounting Officer)

February 11, 2000
-----------------
     (Date)

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT                           DESCRIPTION
-------                           -----------

  99       Cooper Tire & Rubber Company press release issued February 8, 2000

                                                                    Exhibit 99


COMPANY CONTACT:  PHILIP G. WEAVER                       FOR IMMEDIATE RELEASE
                  419-424-4320                           FEBRUARY 8, 2000

    COOPER TIRE & RUBBER COMPANY'S PATRICK W.  ROONEY ANNOUNCES RETIREMENT;
    -----------------------------------------------------------------------
                       THOMAS A. DATTILO TO SUCCEED ROONEY
                       -----------------------------------


FINDLAY, OHIO, FEBRUARY 8, 2000 - COOPER TIRE & RUBBER COMPANY (NYSE:CTB) At the board meeting earlier today, Patrick W. Rooney, chairman and chief executive officer announced his intention to retire as of June 3, 2000. Mr. Rooney, who will be 65 in October, will leave his position in accordance with company policy which requires officers to retire at the age of 65. Thomas A. Dattilo will succeed Rooney as chairman of the board, president and chief executive officer as of April 28, 2000.

Pat Rooney began his career with Cooper Tire & Rubber Company in 1956 as a sales trainee. Net sales for the corporation in 1956 were $23.4 million. As reported earlier today, the company net sales for 1999 reached $2.2 billion. In 1958 Rooney became a territory sales representative and in 1960 was named manager of tread rubber sales. In 1965 he became general sales manager of the Cooper brand and was elected vice president in 1969. In 1984 he was named head of all tire sales and in 1987 was elected vice president-marketing for Cooper's tire operations.

Rooney was elected president of tire operations and a director of the company in 1990. In 1991 he was named president and chief operating officer. In October, 1994, he assumed the position of chairman, president and chief executive officer for the corporation. In January, 1999, he transferred the responsibilities of president to Tom Dattilo who also became chief operating officer at that time.

Dattilo joined Cooper Tire & Rubber Company as president and chief operating officer on January 4, 1999. In February, 1999 he was elected to the board of directors. Prior to joining Cooper, Dattilo spent more than 21 years in the automotive parts business with his latest position being president, sealing products for the Dana Corporation, Toledo, Ohio, one of the world's largest manufacturers of vehicular and engine components.

Mr. Dattilo's background includes a B.A. from The Ohio State University and a J.D. from The University of Toledo. He also completed the Harvard Business School Advanced Management Program. He is a native of Akron, Ohio, a past chairman of the Automotive Parts Manufacturers Association and a member of numerous business organizations.

Commenting on Pat Rooney's pending retirement, Tom Dattilo said, "Pat's legacy transcends the industries in which we compete. He is a respected leader within the company and throughout the tire and automotive products industries. Pat's guidance during the last year has been critical in helping our company put the pieces in place to remain a strong global competitor throughout the
21st century.   We will certainly miss Pat's leadership, determination and integrity, but these hallmarks have become a part of Cooper and will always continue," he concluded.






(continued)

Company Description

Cooper Tire & Rubber Company is headquartered in Findlay, Ohio and specializes in the manufacture and marketing of automotive products. Products for Cooper's tire group include automotive, motorcycle and truck tires, inner tubes, tread rubber and equipment. In the automotive group, Cooper is an original equipment supplier of sealing, trim, NVH control systems and fluid handling systems for the automotive industry in North America, Europe and South America. Other products for this group include rubber and plastic sealing components for the refrigeration industry in North America. Cooper has more than 25,000 employees and 74 manufacturing facilities in thirteen countries. For more information, visit the company's web site at: www.coopertire.com.

Editor's note.   Photos of  P.W. Rooney and T. A. Dattilo are available upon request by contacting: dacrow@coopertire.com., or by calling 419-427-4857.